EXHIBIT 16.01

ValienteHernandez P.A., CERTIFIED PUBLIC ACCOUNTANTS


                                                                   March 5, 2002

Mr. Allan Marshall,
Chief Executive Officer
Segments, Inc.
18302 Highwood's Preserve Parkway, Suite 210
Tampa, Florida

Dear Mr. Marshall:

With respect to the Form 8K, Item 4-Change in Certifying Accountants, in accordance with Item 304 (a) (1) (iv) of Regulation S-K, promulgated by the Securities and Exchange Commission, we agree with the statements made by Segments, Inc. (Commission File Number 000-49606) regarding the changes in auditors and that there was no disagreement with accounting and financial disclosures.

Sincerely,

ValienteHernandez P.A.


By: /S/ROBERT C. BLONDEL, CPA
    -------------------------
Print Name:Robert C. Blondel
Title:Partner

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